The Ensign Group Reports Second Quarter 2024 Results;
Raises Annual Earnings and Revenue Guidance

Conference Call and Webcast scheduled for tomorrow, July 26, 2024 at 10:00 am PT

SAN JUAN CAPISTRANO, California – July 25, 2024 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the second quarter of 2024, reporting GAAP diluted earnings per share of $1.22 and adjusted earnings per share(1) of $1.32, both for the quarter ended June 30, 2024.

Highlights Include:

▪GAAP net income was $71.0 million, an increase of 11.0% over the prior year quarter. Adjusted net income(1) was $76.4 million for the quarter, an increase of 15.3%, over the prior year quarter.

▪GAAP diluted earnings per share for the quarter was $1.22, an increase of 8.9% over the prior year quarter. Adjusted diluted earnings per share(1) was $1.32, an increase of 13.8%, over the prior year quarter.

▪Same Facilities and Transitioning Facilities occupancy increased by 2.8% and 4.3%, respectively, over the prior year quarter and Same Facilities occupancy was 80.8% for the second quarter of 2024.

▪Same Facilities and Transitioning Facilities skilled services revenue increased by 6.8% and 6.0%, respectively, over the prior year quarter.

▪Same Facilities and Transitioning Facilities managed care revenue increased by 12.2% and 36.5%, respectively, over the prior year quarter.

▪Consolidated GAAP and adjusted revenue for the quarter were $1.04 billion, an increase of 12.5% over the prior year quarter.

▪Total skilled services(2) revenue was $991.3 million for the quarter, an increase of 12.1% over the prior year quarter. Total skilled services(2) segment income was $122.2 million for the quarter, an increase of 4.4% over the prior year quarter.

▪Standard Bearer(2) revenue was $23.4 million for the quarter, an increase of 17.3% over the prior year quarter. FFO was $14.5 million for the quarter, an increase of 9.5% over the prior year quarter.

(1)See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2)Our Skilled Services and Standard Bearer Segments are defined and outlined in Note 8 on Form 10-Q.

Operating Results

“We are thrilled to report another record quarter and are excited about the continued momentum our teams have created across our entire portfolio. We are in awe as our local leaders continue to consistently drive outstanding clinical and financial performance as they work together with their cluster partners to practice proven operational principles,” said Barry Port, Ensign’s Chief Executive Officer. “We are very pleased to see growth over the prior year quarter in occupancy and skilled mix days in our same store and transitioning operations, particularly in our managed care population. In addition, our focus on “customer second” continues to ensure that our caregivers and their teams are recognized for their amazing daily achievements, which has resulted in lower turnover for the 11th quarter in a row and a decrease in the use of staffing agencies for the 6th quarter in a row. All of this has occurred while our teams have simultaneously been assisting the newly acquired operations integrate into their local clusters and begin the process of improving clinically and financially,” Port added.

The Company also reported that same store occupancy for the quarter reached 80.8%, which grew by 2.8% over the prior year quarter. In addition, the Company noted that it saw an increase in same store and transitioning skilled services revenue during the quarter of 6.8% and 6.0%, respectively. Mr. Port noted that he expects continued growth in same store occupancies and emphasized the incredible amount of built-in upside as their maturing operations move toward the occupancy levels of dozens of the Company’s most mature same store operations, which are consistently in the 90+ percent occupancy range. He also emphasized that the Company’s consolidated occupancy represents enormous organic growth potential and highlighted the Company’s model of acquiring lower occupancy operations at very attractive prices, which provides a significant long-term ramp with years of upside. “As our operators continue to build on a solid foundation of strong clinical results, cultural excellence, and sustainable real estate expenses, we are confident that they will continue to capitalize on the occupancy and skilled mix growth inherent in our portfolio, which will allow us to consistently achieve the financial results that we have delivered over time,” Port said.

Speaking to the Company’s growth, Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President said, “As we expected, we continued to add to our growing portfolio and are very excited about the ten new operations and six real estate assets we added during the quarter, bringing the number of operations acquired during the year to 15. We continue to see a very healthy pipeline of new acquisition opportunities and are making progress on several additions that we expect to close in the third and fourth quarters. Our scalable, decentralized growth model is not dependent on a centralized team of experts, but instead is driven by local leadership. In times like these when deal opportunities are abundant, we rely on a proven set of deal criteria that ensure we remain disciplined and grow in a healthy way. One of the foundational elements of our consistent performance has been to insist that the prices we pay will result in a cost structure that allows us to achieve high margins over a long period of time. However, we don’t grow just for the sake of growth or acquire revenue or buy earnings. Accordingly, we will sacrifice short term margins and metrics growth for the long-term built in organic upside. We have and will continue to grow when we see deals that will be accretive to shareholders in both the near- and long-term.”

Mr. Port, added, “Due to our solid skilled mix and occupancy growth, as well as continued strength from our recent acquisitions, we are raising and narrowing our annual 2024 earnings guidance to between $5.38 to $5.50 per diluted share, up from $5.29 to $5.47 per diluted share. This new midpoint of our 2024 earnings guidance represents an increase of more than 14% of our 2023 results and is 31% higher than our 2022 results. We are also increasing our annual revenue guidance to between $4.20 billion to $4.22 billion, up from our previous guidance of $4.13 billion to $4.17 billion. We are excited about the upcoming year and are confident that our partners will continue to manage and innovate while balancing the addition of newly acquired operations."

Speaking to the Company’s financial health, Suzanne Snapper, Ensign’s Executive Vice President and Chief Financial Officer reported that the Company’s liquidity remains strong with approximately $477.3 million of cash on hand and $573.1 million of available capacity under its line-of-credit. Ms. Snapper also indicated that, “Management’s annual guidance is based on diluted weighted average common shares outstanding of approximately 58.5 million and a 25.0% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs and management’s current expectations regarding reimbursement rates. It also excludes certain charges that arise outside of the business, acquisition related costs and share-based compensation.”

A discussion of the Company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBT, EBITDA, adjusted EBITDAR, adjusted EBITDA and FFO for Standard Bearer, as well as, a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024, which is expected to be filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

Mr. Keetch added additional commentary on the Company’s continued acquisition activity. “We were very happy to complete several new acquisitions during the quarter across 7 of our 14 states. We continue to prioritize growth in our established geographies as it allows our clusters to work together with their acute care partners to provide a comprehensive solution to their healthcare needs. In particular, we are very excited to grow in Arizona where we have deep and long-standing relationships with the largest hospital systems in the state. However, we are also excited to build clusters in new states or in markets where we have significant room to add more density and expect additional growth in some of our newer markets in the next several months.

The recent acquisitions include the following leased operations:

•Creekview Health and Rehabilitation, a 78-bed skilled nursing facility located in Knoxville, Tennessee;

•Foothills Transitional Care and Rehabilitation, a 135-bed skilled nursing facility located in Maryville, Tennessee;

•Midlothian Healthcare Center, a 120-bed skilled nursing facility located in Midlothian, Texas; and

•The Springs at St. Andrews Village, a 58-bed skilled nursing facility located in Aurora, Colorado

Standard Bearer also announced the following real estate acquisitions, all of which are operated by an Ensign-affiliate effective as of the acquisition date:

•River Park Post Acute and Elmwood Senior Living, a healthcare campus with 66 skilled nursing beds, 45 assisted living units and 119 independent living units located in Chandler, Arizona;

•Hillside Village of De Soto Rehabilitation and Nursing Center, a healthcare campus with 49 skilled nursing beds and 38 assisted living units, located in De Soto, Kansas;

•Spencer Post Acute Rehabilitation Center, an 82-bed skilled nursing facility located in Spencer, Iowa;

•South Davis Specialty Care, a 95-bed skilled nursing operation, located in Bountiful, Utah;

•Western Peaks Specialty Hospital and South Davis Community Hospital Child Care Center, a 33-bed long-term acute care hospital (LTACH) and 10 pediatric LTAC beds and a day child care center located in Bountiful, Utah; and

•Wellsprings of Gilbert, a 32 bed skilled nursing facility located in Gilbert, Arizona;

Ensign's growing portfolio consists of 312 healthcare operations, 29 of which also include senior living operations, across fourteen states. Ensign now owns 120 real estate assets, 90 of which it operates. Keetch noted that Ensign’s overall strategy will continue to include both leasing and acquiring real estate and that the Company is actively looking for performing and underperforming operations in several states.

The Company continues to provide additional disclosure on Standard Bearer, which is comprised of 115 owned properties. Of these assets, 86 are leased to an Ensign-affiliated operator and 30 are leased to third-party operators. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $23.4 million for the quarter, of which $19.2 million was derived from Ensign affiliated operations. For the quarter, Ensign reported $14.5 million in FFO.

The Company paid a quarterly cash dividend of $0.06 per share of Ensign common stock. Ms. Snapper noted that the Company’s liquidity remains strong and that the Company plans to continue its long history of paying dividends into the future, noting that in December of 2023 the Company increased the annual dividend for the 21st consecutive year.

Conference Call

A live webcast will be held Friday, July 26, 2024 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s second quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, August 30, 2024.

About Ensign™

The Ensign Group, Inc.'s independent subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 312 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Tennessee, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company will also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, emergency and non-emergency transportation services, long-term care pharmacy and other consulting services also across several states. Each of these operations is operated by a separate, independent subsidiary that has its own management, employees and assets. References herein to the consolidated "Company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the Company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations continue to be impacted by the unprecedented nature of the changes in the regulations and environment, as such, we are unable to predict the full extent and duration of the financial impact of these changes on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q and 10-K, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

	(In thousands, except per share data)
REVENUE
Service revenue	$1,030,574	$916,101	$2,035,059	$1,798,019
Rental revenue	5,711	5,244	11,398	10,167
TOTAL REVENUE	$1,036,285	$921,345	$2,046,457	$1,808,186
Expense:
Cost of services	820,360	722,685	1,619,623	1,419,011
Rent—cost of services	53,272	49,760	105,148	96,397
General and administrative expense	56,194	53,430	113,352	105,321
Depreciation and amortization	20,488	17,596	40,145	34,708
TOTAL EXPENSES	$950,314	$843,471	$1,878,268	$1,655,437
Income from operations	85,971	77,874	168,189	152,749
Other income (expense):
Interest expense	(2,040)	(2,023)	(4,004)	(4,059)
Interest income	7,084	3,542	13,544	7,526
Other income	1,049	1,660	3,933	3,219
Other income, net	$6,093	$3,179	$13,473	$6,686
Income before provision for income taxes	92,064	81,053	181,662	159,435
Provision for income taxes	20,883	16,963	41,521	35,376
NET INCOME	$71,181	$64,090	$140,141	$124,059
Less: net income attributable to noncontrolling interests	174	97	299	214
Net income attributable to The Ensign Group, Inc.	$71,007	$63,993	$139,842	$123,845

NET INCOME PER SHARE ATTRIBUTABLE TO THE ENSIGN GROUP INC.
Basic	$1.26	$1.15	$2.48	$2.23
Diluted	$1.22	$1.12	$2.41	$2.17
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	56,544	55,611	56,441	55,456
Diluted	58,013	57,260	57,969	57,190

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$477,336	$509,626
Accounts receivable—less allowance for doubtful accounts of $9,460 and $9,348 at June 30, 2024 and December 31, 2023, respectively	547,121	485,039
Investments—current	24,126	17,229
Prepaid income taxes	18,798	3,830
Prepaid expenses and other current assets	47,699	31,206
Total current assets	$1,115,080	$1,046,930
Property and equipment, net	1,177,822	1,090,771
Right-of-use assets	1,842,613	1,756,430
Insurance subsidiary deposits and investments	112,756	92,687
Deferred tax assets	66,572	67,124
Restricted and other assets	38,551	40,205
Intangible assets, net	6,703	6,525
Goodwill	77,241	76,869
TOTAL ASSETS	$4,437,338	$4,177,541
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$88,652	$92,811
Accrued wages and related liabilities	322,928	332,568
Lease liabilities—current	89,176	82,526
Accrued self-insurance liabilities—current	61,356	54,664
Other accrued liabilities	164,640	168,228
Current maturities of long-term debt	4,017	3,950
Total current liabilities	$730,769	$734,747
Long-term debt—less current maturities	143,559	145,497
Long-term lease liabilities—less current portion	1,720,250	1,639,326
Accrued self-insurance liabilities—less current portion	123,835	111,246
Other long-term liabilities	55,854	49,408
Total equity	1,663,071	1,497,317
TOTAL LIABILITIES AND EQUITY	$4,437,338	$4,177,541

THE ENSIGN GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Six Months Ended June 30,
	2024	2023

NET CASH PROVIDED BY/(USED IN):	(In thousands)
Operating activities	$112,249	$168,082
Investing activities	(144,564)	(62,435)
Financing activities	25	(1,943)
Net (decrease) increase in cash and cash equivalents	(32,290)	103,704
Cash and cash equivalents beginning of period	509,626	316,270
Cash and cash equivalents at end of period	$477,336	$419,974

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
The following table reconciles GAAP net income to Non-GAAP net income for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income attributable to The Ensign Group, Inc.	$71,007	$63,993	$139,842	$123,845
Non-GAAP adjustments
Stock-based compensation expense(a)	8,985	8,881	17,223	15,454
Litigation(b)	(1,634)	(885)	(870)	(818)
Cost of services - impairment of long-lived assets	—	—	1,849	—
Cost of services - business interruption recoveries	—	(750)	—	(750)
Cost of services - acquisition related costs(c)	165	112	279	572
General and administrative - costs incurred related to system implementations	2,357	60	2,433	875
Depreciation and amortization - patient base(d)	174	—	213	47
Provision for income taxes on Non-GAAP adjustments(e)	(4,645)	(5,155)	(9,176)	(8,328)
Non-GAAP Net Income	$76,409	$66,256	$151,793	$130,897

Average number of diluted shares outstanding	58,013	57,260	57,969	57,190

Diluted Earnings Per Share	$1.22	$1.12	$2.41	$2.17

Adjusted Diluted Earnings Per Share	$1.32	$1.16	$2.62	$2.29

Footnotes:
(a) Represents stock-based compensation expense incurred.
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of services	$5,918	$5,911	$11,319	$10,218
General and administrative	3,067	2,970	5,904	5,236
Total Non-GAAP adjustment	$8,985	$8,881	$17,223	$15,454

(b) Represents specific proceedings arising outside of the ordinary course of business and legal adjustments associated with a favorable overturned verdict.
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of services	$(1,634)	$(885)	$(1,634)	$(818)
General and administrative	—	—	764	—
Total Non-GAAP adjustment	$(1,634)	$(885)	$(870)	$(818)

(c) Represents costs incurred to acquire operations that are not capitalizable.
(d) Represents amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(e) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Consolidated Statements of Income Data:
Net income	$71,181	$64,090	$140,141	$124,059
Less: Net income attributable to noncontrolling interests	174	97	299	214
Interest income	7,084	3,542	13,544	7,526
Add: Provision for income taxes	20,883	16,963	41,521	35,376
Depreciation and amortization	20,488	17,596	40,145	34,708
Interest expense	2,040	2,023	4,004	4,059
EBITDA	$107,334	$97,033	$211,968	$190,462
Adjustments to EBITDA:
Stock-based compensation expense	8,985	8,881	17,223	15,454
Litigation(a)	(1,634)	(885)	(870)	(818)
Impairment of long-lived assets	—	—	1,849	—
Business interruption recoveries	—	(750)	—	(750)
Acquisition related costs(b)	165	112	279	572
Costs incurred related to system implementations	2,357	60	2,433	875
ADJUSTED EBITDA	$117,207	$104,451	$232,882	$205,795
Rent—cost of services	53,272	49,760	105,148	96,397
ADJUSTED EBITDAR	$170,479		$338,030

(a) Litigation relates to specific proceedings arising outside of the ordinary course of business and legal adjustments associated with a favorable overturned verdict.
(b) Costs incurred to acquire operations that are not capitalizable.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods presented, with the presentation recast to conform to the current period presentation.

	Three Months Ended
	3/31/2023	6/30/2023	9/30/2023	12/31/2023	3/31/2024
Consolidated Statements of Income Data:
Net income	$59,969	$64,090	$63,968	$21,823	$68,960
Less: Net income attributable to noncontrolling interests	117	97	105	132	125
Interest income	3,984	3,542	5,259	6,431	6,460
Add: Provision for income taxes	18,413	16,963	18,077	9,459	20,638
Depreciation and amortization	17,112	17,596	18,446	19,233	19,657
Interest expense	2,036	2,023	2,024	2,004	1,964
EBITDA	$93,429	$97,033	$97,151	$45,956	$104,634
Adjustments to EBITDA:
Stock-based compensation expense	6,573	8,881	7,237	8,076	8,238
Litigation(a)	67	(885)	2,783	58,816	764
Impairment of long-lived assets	—	—	—	—	1,849
Business interruption recoveries	—	(750)	(259)	(123)	—
Acquisition related costs(b)	460	112	150	92	114
Costs incurred related to system implementations	815	60	—	88	76
ADJUSTED EBITDA	$101,344	$104,451	$107,062	$112,905	$115,675
Rent—cost of services	46,637	49,760	50,357	50,604	51,876

The table below reconciles income before provision for income taxes to Adjusted EBT for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Consolidated statements of income data:	(In thousands)
Income before provision for income taxes	$92,064	$81,053	$181,662	$159,435
Stock-based compensation expense	8,985	8,881	17,223	15,454
Litigation(a)	(1,634)	(885)	(870)	(818)
Business interruption recoveries	—	(750)	—	(750)
Impairment of long-lived assets	—	—	1,849	—
Acquisition related costs(b)	165	112	279	572
Costs incurred related to system implementations	2,357	60	2,433	875
Depreciation and amortization - patient base(c)	174	—	213	47
ADJUSTED EBT	$102,111	$88,471	$202,789	$174,815
(a) Litigation relates to specific proceedings arising outside of the ordinary course of business and legal adjustments associated with a favorable overturned verdict.
(b) Costs incurred to acquire operations that are not capitalizable.
(c) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods presented:

	Three Months Ended June 30,
	2024	2023	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$991,285	$884,200	$107,085	12.1%
Number of facilities at period end	272	253	19	7.5%
Number of campuses at period end(1)	29	26	3	11.5%
Actual patient days	2,299,068	2,124,862	174,206	8.2%
Occupancy percentage — Operational beds	80.1%	78.0%	2.1%	2.7%
Skilled mix by nursing days	29.9%	30.8%	(0.9)%	(2.9)%
Skilled mix by nursing revenue	48.2%	50.7%	(2.5)%	(4.9)%

	Three Months Ended June 30,
	2024	2023	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$745,469	$697,935	$47,534	6.8%
Number of facilities at period end	194	194	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	1,705,703	1,663,531	42,172	2.5%
Occupancy percentage — Operational beds	80.8%	78.6%	2.2%	2.8%
Skilled mix by nursing days	31.5%	32.0%	(0.5)%	(1.6)%
Skilled mix by nursing revenue	49.4%	51.5%	(2.1)%	(4.1)%

	Three Months Ended June 30,
	2024	2023	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$123,496	$116,553	$6,943	6.0%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end(1)	1	1	—	—%
Actual patient days	329,061	323,165	5,896	1.8%
Occupancy percentage — Operational beds	75.7%	72.6%	3.1%	4.3%
Skilled mix by nursing days	21.7%	20.8%	0.9%	4.3%
Skilled mix by nursing revenue	38.3%	38.8%	(0.5)%	(1.3)%

	Three Months Ended June 30,
	2024	2023	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$122,320	$69,712	$52,608	NM
Number of facilities at period end	38	19	19	NM
Number of campuses at period end(1)	3	—	3	NM
Actual patient days	264,304	138,166	126,138	NM
Occupancy percentage — Operational beds	81.5%	86.1%	NM	NM
Skilled mix by nursing days	29.9%	38.9%	NM	NM
Skilled mix by nursing revenue	50.4%	62.3%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2021.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2021 to December 31, 2022.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2023.

	Six Months Ended June 30,
	2024	2023	Change	% Change

TOTAL FACILITY RESULTS:	(Dollars in thousands)
Skilled services revenue	$1,960,887	$1,735,123	$225,764	13.0%
Number of facilities at period end	272	253	19	7.5%
Number of campuses at period end(1)	29	26	3	11.5%
Actual patient days	4,554,599	4,172,567	382,032	9.2%
Occupancy percentage — Operational beds	80.1%	78.0%	2.1%	2.7%
Skilled mix by nursing days	30.4%	31.5%	(1.1)%	(3.5)%
Skilled mix by nursing revenue	49.0%	51.7%	(2.7)%	(5.2)%

	Six Months Ended June 30,
	2024	2023	Change	% Change

SAME FACILITY RESULTS:(2)	(Dollars in thousands)
Skilled services revenue	$1,488,722	$1,393,741	$94,981	6.8%
Number of facilities at period end	194	194	—	—%
Number of campuses at period end(1)	25	25	—	—%
Actual patient days	3,416,043	3,313,436	102,607	3.1%
Occupancy percentage — Operational beds	80.9%	78.7%	2.2%	2.8%
Skilled mix by nursing days	31.9%	32.8%	(0.9)%	(2.7)%
Skilled mix by nursing revenue	50.2%	52.5%	(2.3)%	(4.4)%

	Six Months Ended June 30,
	2024	2023	Change	% Change

TRANSITIONING FACILITY RESULTS:(3)	(Dollars in thousands)
Skilled services revenue	$247,120	$231,144	$15,976	6.9%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end(1)	1	1	—	—%
Actual patient days	657,532	639,117	18,415	2.9%
Occupancy percentage — Operational beds	74.8%	72.2%	2.6%	3.6%
Skilled mix by nursing days	21.7%	21.8%	(0.1)%	(0.5)%
Skilled mix by nursing revenue	38.1%	40.4%	(2.3)%	(5.7)%

	Six Months Ended June 30,
	2024	2023	Change	% Change

RECENTLY ACQUIRED FACILITY RESULTS:(4)	(Dollars in thousands)
Skilled services revenue	$225,045	$110,238	$114,807	NM
Number of facilities at period end	38	19	19	NM
Number of campuses at period end(1)	3	—	3	NM
Actual patient days	481,024	220,014	261,010	NM
Occupancy percentage — Operational beds	82.5%	85.9%	NM	NM
Skilled mix by nursing days	31.8%	40.4%	NM	NM
Skilled mix by nursing revenue	53.0%	64.0%	NM	NM
(1)Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment.
(2)Same Facility results represent all facilities purchased prior to January 1, 2021.
(3)Transitioning Facility results represent all facilities purchased from January 1, 2021 to December 31, 2022.
(4)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2023.
THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
(Unaudited)

The following tables reflect the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$750.50	$711.27	$699.67	$666.81	$847.86	$863.55	$760.63	$724.65
Managed care	548.68	527.96	518.97	511.87	577.58	616.58	548.28	531.37
Other skilled	617.55	595.87	494.40	506.32	621.86	531.80	607.13	583.35
Total skilled revenue	631.46	609.68	595.72	589.26	733.52	762.71	639.39	620.17
Medicaid	300.18	272.88	269.12	244.31	304.59	286.19	295.73	268.64
Private and other payors	277.77	261.15	249.55	238.46	323.77	345.65	278.32	261.47
Total skilled nursing revenue	$402.18	$379.46	$337.56	$315.27	$434.66	$476.45	$396.63	$376.00
(1) The rates are based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606 and state relief funding during the three months ended June 30, 2023.

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

SKILLED NURSING AVERAGE DAILY REVENUE RATES
Medicare	$747.66	$711.25	$696.25	$666.23	$852.62	$858.19	$759.21	$720.06
Managed care	548.52	522.43	523.54	512.50	586.47	606.49	549.10	525.35
Other skilled	619.01	597.65	494.77	498.79	603.84	524.67	606.98	584.16
Total skilled revenue	631.63	608.89	594.02	589.49	743.85	754.00	640.09	616.65
Medicaid	296.64	270.02	269.31	243.89	302.48	278.36	292.81	265.79
Private and other payors	280.87	262.14	254.55	237.16	332.78	347.26	281.69	261.44
Total skilled nursing revenue	$402.00	$380.36	$337.89	$318.63	$445.75	$476.32	$397.34	$375.96
(1) The rates are based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606 and state relief funding during the six months ended June 30, 2023.

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the periods presented:

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	20.4%	22.9%	20.0%	22.2%	32.5%	44.2%	21.8%	24.6%
Managed care	20.1	19.8	13.7	11.0	13.1	13.6	18.4	18.2
Other skilled	8.9	8.8	4.6	5.6	4.8	4.5	8.0	7.9
Skilled mix	49.4	51.5	38.3	38.8	50.4	62.3	48.2	50.7
Private and other payors	7.1	7.5	8.9	9.0	7.7	5.9	7.4	7.6
Medicaid	43.5	41.0	52.8	52.2	41.9	31.8	44.4	41.7
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	10.9%	12.2%	9.6%	10.5%	16.7%	24.4%	11.4%	12.8%
Managed care	14.7	14.3	8.9	6.8	9.9	10.5	13.3	12.9
Other skilled	5.9	5.5	3.2	3.5	3.3	4.0	5.2	5.1
Skilled mix	31.5	32.0	21.7	20.8	29.9	38.9	29.9	30.8
Private and other payors	10.2	11.0	12.0	11.8	10.3	8.1	10.5	10.9
Medicaid	58.3	57.0	66.3	67.4	59.8	53.0	59.6	58.3
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING REVENUE
Medicare	20.9%	24.1%	19.3%	23.5%	35.6%	45.2%	22.5%	25.4%
Managed care	20.2	20.0	14.1	11.5	13.4	14.2	18.7	18.5
Other skilled	9.1	8.4	4.7	5.4	4.0	4.6	7.8	7.8
Skilled mix	50.2	52.5	38.1	40.4	53.0	64.0	49.0	51.7
Private and other payors	7.1	7.4	9.0	8.6	7.4	5.9	7.4	7.4
Medicaid	42.7	40.1	52.9	51.0	39.6	30.1	43.6	40.9
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Six Months Ended June 30,
	Same Facility		Transitioning		Acquisitions		Total
	2024	2023	2024	2023	2024	2023	2024	2023

PERCENTAGE OF SKILLED NURSING DAYS
Medicare	11.3%	12.9%	9.4%	11.2%	18.6%	25.1%	11.8%	13.3%
Managed care	14.8	14.5	9.1	7.2	10.2	11.2	13.5	13.2
Other skilled	5.8	5.4	3.2	3.4	3.0	4.1	5.1	5.0
Skilled mix	31.9	32.8	21.7	21.8	31.8	40.4	30.4	31.5
Private and other payors	10.3	10.7	11.9	11.5	9.9	8.1	10.5	10.7
Medicaid	57.8	56.5	66.4	66.7	58.3	51.5	59.1	57.8
TOTAL SKILLED NURSING	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following tables set forth our service revenue by payor source and as a percentage of total service revenue for the periods presented:

	Three Months Ended June 30,
	2024		2023
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$411,760	40.0%	$359,781	39.3%
Medicare	258,869	25.1	248,081	27.1
Medicaid — skilled	62,969	6.1	62,015	6.7
Total Medicaid and Medicare	733,598	71.2	669,877	73.1
Managed care	191,022	18.5	161,101	17.6
Private and other(2)	105,954	10.3	85,123	9.3
SERVICE REVENUE	$1,030,574	100.0%	$916,101	100.0%
(1) Medicaid payor includes revenue for senior living operations and revenue related to state relief funding during the three months ended June 30, 2023.
(2) Private and other also includes revenue from senior living operations and all revenue generated in other ancillary services.

	Six Months Ended June 30,
	2024		2023
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$801,923	39.4%	$700,045	38.9%
Medicare	524,452	25.8	495,804	27.6
Medicaid — skilled	126,278	6.2	119,942	6.7
Total Medicaid and Medicare	1,452,653	71.4	1,315,791	73.2
Managed care	379,126	18.6	317,764	17.7
Private and other(2)	203,280	10.0	164,464	9.1
SERVICE REVENUE	$2,035,059	100.0%	$1,798,019	100.0%
(1) Medicaid payor includes revenue for senior living operations and revenue related to state relief funding during the six months ended June 30, 2023.
(2) Private and other also includes revenue from senior living operations and all revenue generated in other ancillary services.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Statements of Income Data:
Segment income(a)	$122,185	$117,008	$248,994	$230,353
Depreciation and amortization	10,911	9,417	21,447	18,481
EBITDA	$133,096	$126,425	$270,441	$248,834
Adjustments to EBITDA:
Business interruption recoveries	—	(750)	—	(750)
Stock-based compensation expense	5,693	5,705	10,907	9,861
Litigation(b)	2,100	—	2,100	—
ADJUSTED EBITDA	$140,889	$131,380	$283,448	$257,945

(a)    Segment income reflects profit or loss from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to the skilled services segment for purposes of determining segment profit or loss.
(b)     Litigation relates to specific proceedings arising outside of the ordinary course of business.
Standard Bearer
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by Standard Bearer for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Rental revenue generated from third-party tenants	$4,198	$3,786	$8,393	$7,572
Rental revenue generated from Ensign's independent subsidiaries	19,156	16,128	37,162	32,059
TOTAL RENTAL REVENUE	$23,354	$19,914	$45,555	$39,631
Segment income(a)	7,360	7,133	14,618	14,352
Depreciation and amortization	7,166	6,133	13,995	12,099
FFO(b)	$14,526	$13,266	$28,613	$26,451

(a) Segment income reflects profit or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate, insurance recoveries and impairment of long-lived assets. Included in Standard Bearer expenses for the three and six months ended June 30, 2024 is the management fee of $1.4 million and $2.7 million, respectively, and interest of $5.0 million and $9.3 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center. Included in Standard Bearer expenses for the three and six months ended June 30, 2023 is the management fee of $1.2 million and $2.4 million, respectively, and interest of $2.9 million and $5.7 million, respectively, from intercompany agreements between Standard Bearer and the Company and its independent subsidiaries, including the Service Center.
(b) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains or losses from sales of real estate, insurance recoveries related to real estate and impairment of long-lived assets, while including depreciation and amortization related to real estate to earnings.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, and (d) interest expense. Adjusted EBITDA consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) stock-based compensation expense, (f) acquisition related costs, (g) costs incurred related to system implementations, (h) litigation, (i) impairment of long-lived assets and (j) business interruption recoveries. Adjusted EBITDAR consists of net income before (a) interest income, (b) provision for income taxes, (c) depreciation and amortization, (d) interest expense, (e) rent-cost of services, (f) stock-based compensation expense, (g) acquisition related costs, (h) costs incurred related to system implementations, (i) litigation, (j) impairment of long-lived assets and (k) business interruption recoveries. Adjusted EBT consists of net income before (a) provision for income taxes, (b) stock-based compensation expense, (c) acquisition related costs, (d) costs incurred related to system implementations, (e) litigation, (f) impairment of long-lived assets, (g) business interruption recoveries and (h) depreciation and amortization of patient base intangible assets. Funds from Operations (FFO) for our Standard Bearer segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from the sale of real estate, insurance recoveries related to real estate and impairment of long-lived assets. The Company believes that the presentation of adjusted net income, adjusted earnings per share, EBITDA, adjusted EBITDA, adjusted EBT and FFO provides important supplemental information to management and investors to evaluate the Company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The Company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA, adjusted EBITDAR, adjusted EBT and FFO has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financials" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.